PART II – OFFERING CIRCULAR

Co-optrade

30 N Gould Street Ste 7837

Sheridan, WY 82801

Main: +1 (307) 222-5472, Direct: +1(307) 275 8228

connect@co-optrade.com

Website: HYPERLINK "https://www.co-optrade.com/"www.co-optrade.com

Best Efforts Offering of Units

Each Unit Comprised of One Common Share

Offering Price: $1.00 per Unit

Maximum Offering: 20,000,000 Units for $20,000,000

The proposed offering (the “Offering”) will begin as soon as practicable after this Offering Circular has been qualified by the United States Securities and Exchange Commission (“SEC”). The Units are to be offered on a “best efforts” basis. The Offering will close upon the earlier of (1) the sale of 20,000,000 Units, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company, Co-optrade (the “Offering Period”). The Company is planning the first closing approximately 60 days after this Offering Circular has been qualified by the SEC. If any prospective Investor’s subscription is rejected, all funds received from such Investor will be returned without interest or deduction.

THE COMPANY IS FOLLOWING THE “OFFERING CIRCULAR” FORMAT OF DISCLOSURE UNDER REGULATION A

UNITS OFFERED	PRICE TO PUBLIC	COMMISSION/FEES	PROCEEDS TO COMPANY
Per Unit	$1.00	$0	$1.00
Total Maximum 20,000,000 Units	$20,000,000	$0	$20,000,000

Note: Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

OFFERING CIRCULAR DATED March 28, 2019

THERE IS NO PUBLIC MARKET FOR THE SECURITIES IN THE U.S

Investing in the Units involves risks. PLEASE REFER TO “RISK FACTORS” ON PAGE 6. The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission;

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however, the Commission has not made an independent determination that the securities offered are exempt from registration.

REGULATION A DISCLAIMER

The offering statement is being conducted pursuant to Regulation A Tier 2, relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state, blue skies regulation. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained. Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov

DISCLOSURE REGARDING JACKSON MORRIS

Any information that a reasonable investor would deem material regarding the SEC Administrative Proceeding File No. 3-10450, In the Matter of Mark E. Gould and Jackson L. Morris dated April 3, 2001, is available at: https://www.sec.gov/litigation/admin/33-7966.htm. Jackson L. Morris is responsible for the legal opinion found in Exhibit 12.1 of this offering circular. Since the company, Co-optrade is relying on the legal opinion of Jackson L. Morris the company needs to disclose the SEC administrative Proceeding File No. 3-10450. SEC Proceeding File No. 3-10450 states that Morris involvement in an unregistered distribution of the common stock of PSA, Inc. 1998. Morris and Gould received their shares from a group of stock promoters who were completing a reverse merger for the Original PSA, a privately held company, and who were engaged allegedly in a, pump and dump securities fraud scheme. In anticipation of the institution of these administrative proceedings, respondents Gould and Morris have submitted Offers of Settlement ("Offers"), which the Commission has determined to accept. Solely for the purpose of these SEC administrative proceedings and any other proceedings brought by or on behalf of the Commission or in which the Commission is a party, and without admitting or denying the findings herein, except that Morris and Gould admit the jurisdiction of the Commission over them and over the subject matter of these proceedings, Morris and Gould consent to the issuance by the Commission of this Order Instituting Public Administrative Proceedings Pursuant to Section 8A of the Securities Act of 1933, Making Findings and Issuing a Cease-and-Desist Order (the "Order"). Jackson L. Morris is the author of this offering circular legal opinion and a party in the SEC administrative proceeding.

TERMS OF TERMINATION OF OFFERING

The offering will terminate at the earlier of: (1) the date at which the maximum offering amount has been sold, (2) one year from the date upon which the Securities and Exchange Commission qualifies the Offering Statement of which this Offering Circular forms a part, or (3) the date at which the offering is earlier terminated by the company in its sole discretion. In the event we have not sold the minimum amount of shares by ______, 2020, or sooner terminated by the company, any money tendered by potential investors will be promptly returned by the Escrow Agent. The company may undertake one or more closings on a rolling basis once the minimum offering amount is sold. After each stock sale closing, funds tendered by investors will be available to the company. The offering is being conducted on a best-efforts basis.

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TABLE OF CONTENTS:

Currency:

All references to dollars in this Offering Circular are to United States dollars.

ITEM 3. SUMMARY AND RISK FACTORS

A. Offering Circular Summary

1. Tier 2 Offering under Regulation A+

This is a Regulation A+ Tier 2 offering where the securities will not be listed on a registered national securities exchange in the United States.

2. Co-optrade

Co-optrade was incorporated in the state of Wyoming, U.S.A. in August 28, 2017.

Co-optrade is a revolutionary social networking platform company for entrepreneurs and entrepreneur support industries with block chain and artificial intelligence support system aimed at supporting start-up and new industries.

3. Common shares and Transfer Agent

As at the date of this Offering Circular, Co-optrade has 8,100,000 Common Shares outstanding.

Co-optrade intends to use Colonial Stock Transfer Company, Inc. (www.colonialstock.com/) as a stock transfer agent. Colonial is responsible in handling shareholder records by maintaining the stock classes, providing certificate history

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and information for any inquiring shareholders regarding their accounts, updating shareholder contact information, and providing full shareholder, broker, and regulatory support.

4. Grand Vision

Co-optrade (https://www.co-optrade.com) is structured to be a social networking service for entrepreneurs and other interested parties. It will be used to connect these parties online to interact, or trade information and resources so that they will widen their network and different services.

Our mission is to connect all visionaries, entrepreneurs, and innovators by providing a network that links to different people and sites in one platform.

The visionaries, entrepreneurs, and innovators that we target are entrepreneurs who are adventurous, willing to learn new information, and wish to further grow themselves and their companies.

We focus on innovators, builders, traders, freelancers, founders, entrepreneurs and other interested parties to exchange ideas and resources for the success of each member of the network.

We believe that there is a place for our services between the entrepreneurs and other parties to fill the gap in social media and networking sites.

We desire to create a social environment with educational tools and connections for the members to thrive together with other successful members.

We are dedicated to establishing a platform for thriving online entrepreneurs and interested parties to network. In addition, we strive to provide great software tools for educational and technical purposes, as well as for those who are just starting to learn how to be a professional mentor, online trader, freelancer, or entrepreneur. With this platform they can build and grow their skills, network, and credibility.

5. Professional Subscriptions Services

Professional subscriptions are designed to gain students or clients from the website, build credibility, and advertise professionalism.

We designed and build packages for the following groups mentors, online traders, start-ups, and free-lancers.

6. Transaction Services

The Entrepreneurs and interested parties consist of various industries including the Finance industry. We understand building and establishing a user's company and network requires different kinds of tools. With our income sharing platform and programs, every company will have an edge to increase sells in their products. The income sharing platform is based on the deals or contracts made between Co-optrade and other companies involved. Currently, Co-optrade has not entered into such any contracts. The anticipated transaction services are subject to change or improvement due to current stage of software development. If Contracts has been successfully made, these contracts could help hastened the growth or expansion of the company. However, if the company fails to establish any contracts it may cause slow growth and loss to the company that impact the current investors negatively or may lead to stagnant attraction of potential investors.

Paid referrals or links will be featured for sponsors on startups, freelance websites, trading companies, patents, and other sponsored links when searching.

7. Marketing Services

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Even though the social networking site will have a lot of tools for marketing. We can provide detailed marketing plans based on what kind of products or business the client may have.

We also have informative resources on Start-up marketing plans for those members who wish to take their idea or company public.

Note:

The prices for the planned services are currently undetermined due to the software to be use is still on development stage. At the present day we don’t receive any amount for the said services. All planned services and programs are subject to change.

The anticipated cost associated with the implementation of different business services and the cost impact of the use of proceeds are included in the projected available funds for the completion of Social Networking Site ($400,000) and Networking Mobile app ($250,000).

8. Market Analysis and Opportunity

Currently, there are a few entrepreneur oriented social networking service websites. Over the years, startup crowd funding sites, freelancer sites, mobile mini investment apps, business-oriented sites, and other match making business-oriented applications (apps) have been increasing. Co-optrade noticed a gap between these websites and mobile apps. By integrating all those sites, apps, or software tools into one social networking platform we believe we will fill the gap.

Digital Advertising is one of the main sources of income for a social networking service. The Digital Advertising market fuels its growth with targeted website and mobile advertising. The market for web and mobile platforms keeps growing as the years pass. In the United States of America alone, entrepreneurs have spent over one hundred billion dollars per year on digital marketing advertisement for web and mobile platforms. There is one hundred billion dollars to compete over within the industry. Through our pricing strategy of pay what you want and market-oriented pricing, we will be competitive, and at the same time aligned with our mission statement which is to connect all entrepreneurs and interested parties. We are planning to target the one percent of that spending which is approximately a one-billion-dollar revenue per year potential.

9. Management and Directors

CEO & board member: Melandrew Santos

•7 years combined experience in fields of finance, Corporate governance and government contracts.

•US military and California State

•A.S. Engineering at Mapua University and B.S. Business Management at University of Phoenix.

•Directly assisted in the success funding of several start-ups’ companies

Secretary: Hazel Grace Arcallana

•7 year professional experience in customer service, marketing, and technical expertise in circuit board.

Director of Ecommerce: Angie Zhang

•Owner of multiple retail and online stores

•E-commerce expertise

10. Long Term Objectives

The Company’s long-term objective is to establish Co-optrade as the leading international entrepreneur connecting company, targeting hundreds of industries and sectors globally, in multiple languages, by providing social media and networking services.

11. Short Term Objectives

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The Company’s short-term objectives are to complete the development of the website and mobile application for our social media and social networking services. We will also be established Co-optrade as the prominent social networking service for entrepreneurs and interested parties on our country, United States of America.

B. Risk Factors

1. Summary of Risk Factors

An investment in the Units involves various risks. These include risks that are widespread and associated with any form of business and specific risks associated with the Company's high tech digital and networking business. Prospective investors should carefully consider the following risk factors, in addition to the other information presented in this Offering Circular, before making an investment decision. An investment in the Units is suitable only for investors who understand the risk factors associated with this type of investment and who can afford a loss of all or part of the investment. You should carefully consider the matters discussed beginning on page 3 of this Offering Circular before you decide whether to invest in the Units. Some of the risks include the following:

2. Company's limited history

The Company is in the early stage of development and must be considered a start-up. As such, the Company is subject to many risks common to such enterprises, including under-capitalization, cash shortages, limitations with respect to personnel, financial and other resources and the lack of revenues. There is no assurance that the Company will be successful in achieving a return on shareholders' investment and the likelihood of success must be considered in light of its early stage of operations. The Company has limited financial resources has no source of operating cash flow and there is no assurance that additional funding will be available to it for further exploration and development of the Company's properties or to fulfill its obligations under any applicable agreements. There can be no assurance that the Company will be able to obtain adequate financing in the future or that the terms of such financing will be favorable. Failure to obtain such additional financing could result in delay or indefinite postponement of further exploration and development of the Company's sole property.

3. Company’s negative operating cash flow

The Company currently has no revenues from its operations and may use the proceeds of the Offering to fund any negative operating cash flow.

The Company's financial statements are prepared using the cash method of accounting in accordance with accounting principles generally accepted in the United States of America, and have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The Company has an accumulated deficit of $        as of February 28, 2019. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan. There can be no assurance that the Company will be successful in order to continue as a going concern. The Company is funding its initial operations by issuing common shares. We cannot be certain that capital will be provided when it is required.

4. Funding

Since creation of the Company in August 28, 2017, its activities have been funded entirely by advances from management and shareholders. It is possible that the Company will not succeed in its financings and there is no assurance that alternative funding will be available. Should adequate funding not be available, management of the Company will have to make decisions as to how the Company can carry on with its business plans.

The Company currently does not have funds to complete its Short-Term Objectives. To implement and complete the steps outlined in “Short Term Objectives” on page 5 of this Offering Circular, the Company will need to be successful in its fundraising efforts under this Offering Circular.

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The Company requires additional sources of funding to continue developing the business in ITEM 6 – Use of Proceeds to the Issuer on page 12 of this Offering Circular and the long-term plan to market the company and develop the targeting into multiple markets, which may come from private placements, public offerings or joint venture arrangements.

Future financing requirements: The Company will need additional financing to continue in business and to implement the developments identified in ITEM 6 of this Offering Circular and there can be no assurance that such financing will be available or, if available, will be on reasonable terms. If by any reasons the requirement is not meet some of the services planned will be postponed and the attention of the available funds will focus on further development of the Networking Site and the Mobile App to satisfy the current users. Furthermore, the impact to the investors could result in a loss of earning opportunities.

5. Development and Operations Risks

The development and marketing of technological applications involves significant risks that even a combination of careful evaluation, experience and knowledge may not eliminate.

While the service to provide social networking site to diverse audience. Major expenditures may be required to develop the product to target hundreds of market places simultaneously, and the considerable cost to market the business to target those sectors to ensure profitability.

Whether the Co-optrade Services will be commercially viable depends on a number of factors, some of which are: the awareness of the service, competitors in the same market, consumers’ experience with the Company’s customer services department; changes in and application of government regulations, including regulations relating to internet usage, and taxes on internet purchases. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in the Company not receiving an adequate return on invested capital.

Technology operations generally involve a high degree of risk. Such operations are subject to worldwide market/developer activity, even some such activities that may enjoy sovereign government support.

6. Going Concern Risk

The business of developing and marketing technological properties involves a high degree of risk and, therefore, there is no assurance that current marketing programs will result in profitable operations.  The Company cannot guarantee that the service will be used by companies in multiple industry sectors.  Investors should not invest any funds in the Offering unless they can afford to lose their entire investment.

7. Viability

The Company cannot guarantee that the service will be used by companies in multiple industry sectors.

The Company’s commercially viability depends on the awareness of the service in entering different market places, therefore the marketing and advertising funding is key.

8. Governmental and regulatory requirements

Government approvals and permits are currently, and may in the future be, required in connection with the Company's operations. Where required, obtaining necessary permits and licenses can be a complex, time consuming process and the Company cannot assure that required permits will be obtainable on acceptable terms, in a timely manner or at all. The costs and delays associated with obtaining necessary permits and complying with these permits and applicable laws and regulations could stop or materially delay or restrict the Company from proceeding with the development of an exploration project or the operation or further development of a mine.

9. Limited public trading market

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The Company’s Common Shares are currently not listed on a public market in the United States. Even though there is no resale restriction impose by Regulation A, Tier 2, Investors may hold their investments for indefinite period of time. If the company is not listed in the public market the investors have the right to trade their securities and may have to locate an interested buyer when seeking to resale their investment. Furthermore, failure to be listed in the public market may result for the common stock not having a quantifiable value and may be difficult, if not possible, to ever resell investor’s share, resulting in an inability to realize any value from the investor’s investment.

10. Dividends

Payment of any future dividends will be at the discretion of the Board of Directors after taking into account many factors, including the Company's operating results, financial condition and current and anticipated cash needs.

11. Cybersecurity Risks

Due to the company’s reliance on technological applications in conducting our operation the risk associated with cybersecurity may not be eliminated. Cyber-attacks may happen without unauthorized access. This means that a possible third party or insider can use highly sophisticated efforts and techniques to get around the networks security or overwhelm the website to gain any necessary information.

As of this date, there are no cyber-attacks or incidence occurred within the Co-optrade. In an event of successful cyber-attacks may incur substantial cost and suffer negative consequences such as litigation and reputational damage adversely affecting current and potential investors. Lost revenues may occur resulting from unauthorized use of proprietary information that may lead to the delays finishing the current development.

As for mitigation from the cyber-attacks remediation cost may include liability for stolen assets or information and repairing system damage. Furthermore, Co-optrade will offer incentives to current and potential customers, investors, or other business partners in keeping business relationships after the attack.  Increased cybersecurity protection costs that may include organizational changes, deploying more personnel and protection technologies, training, and engaging third party experts and consultants.

12. Engaging to Initial Public Offering

No initial public offering is presently scheduled. Should there be an initial public offering may vary from the market price for the Company’s common stock. Upon the initial public offering common stock price may fluctuate significantly. Purchasing the shares of the company’s initial public offering, investors may not be able to resell shares at or above the initial public offering. Engaging to Initial Public an active or liquid market in the company’s common stock may not develop upon closing the initial public offering or, if it does develop, it may not be sustainable.

13. Co-optrade’s decision makers

The Co-optrade CEO has no experience developing or operating similar companies. The Co-optrade CEO has limited expertise in the development if the apps and services. The purchaser of the stocks needs to conduct his/her own due diligence.

Source of Funds: Co-optrade is at development stage technology company which involves a high degree of risk. The Company has not determined whether it will earn revenue from its sales and therefore generate cash flow from operations. The Company’s primary source of funds will come from the issuance of capital stock.

14. Future Financing Requirements

The Company will need additional financing to continue in business and to implement the programs set out in ITEM 6 – USE OF PROCEEDS TO ISSUER on page 11 of this Offering Circular and there can be no assurance that such financing will be available or, if available, will be on reasonable terms. If financing is obtained by issuing Common Shares from treasury, control of the Company may change and investors under the Offering may suffer additional

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dilution. To the extent financing is not available, programmer commitments, advertising payments, and retailer payments, if any, may not be satisfied and could result in a loss of earning opportunities by the Company.

15. Dependence Upon Key Personnel:

The Company, in order to successfully implement its growth plans, is dependent upon its current Board of Directors which includes Melandrew Santos, CEO.  The loss of any party could have a material adverse effect upon the Company’s business prospects. The Company will depend heavily on its management team to effectively implement its Business Plan.    The success of the Company will be largely dependent upon the performance of its key officers.

16. Difficulty of Planned Expansion;

The Company plans to continue to expand its level of operations following this offering. To manage its growth effectively, the Company must continue to improve and expand its existing resources and production systems. To do so, it must attract, train and motivate qualified managerial, financial, sales and marketing personnel.   There can be no assurance, however, that the Company will be able to successfully achieve these goals.

17. Market for Securities

There is no assurance that the listing of the securities of the Company will provide a liquid market for such securities. See ITEM 11 – SECURITIES BEING OFFERED on page 19 of this Offering Circular. There can be no assurance that an active public market for the Company's Common Shares will develop or be sustained after completion of the Offering. The price of the Units in this Offering was determined by the Company based upon several factors and may bear no relationship to the price that will prevail in the public market. The holding of Common Shares involves a high degree of risk and should be undertaken only by investors whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment.

18. Competition

There are numerous social networking sites that provide information to a diverse audience. Facebook is the most dominant social networking site and has a vast number of users. Furthermore, regards to business social networking-oriented sites, LinkedIn is the most popular in terms of number of users.  Another popular social networking which have entrepreneur community but focuses more about web content blog discussion is Reddit.  The company intends to compete within the industry. The front runner social media companies were based on statistics by Statista (Statista.com).

The market for social networking sites has grown and become more focus oriented. Co-optrade will change the social networking industry through connecting all the entrepreneurs such as freelancers, online traders, interested parties, start-up builders and other industry affected start-ups like the finance industry. We have concluded that there is a lack of network with these industries and users. We plan to eliminate that gap to connect them all into one database.

If more potential or current competitors become part of this industry, the issuer will get less profit which presents problems that may affect the company’s services and profits towards investors.

19. Dividend Policy

Payment of any future dividends will be at the discretion of the Board of Directors after taking into account many factors, including the Company's operating results, financial condition and current and anticipated cash needs.

20. Arbitrary Offering Price

The Offering Price of the Units has been determined subjectivity by the Company. The Offering Price is not an indication of the value of the Units and the underlying technology comprising the Units or that any of the Units and the securities comprising the Units could be sold for an amount equal to the Offering Price or for any amount.

21. Factors Beyond the Company's Control

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Application of business development services and technology depends upon a number of factors, not the least of which is the technical skill of the programmers developing the software. Other key factors out with the Company’s control include how suppliers are invited to bid on contracts, updates to government procurement legislation and changes in the structure of tender documents. The effect of these factors cannot be accurately predicted.

ITEM 4. DILUTION

The price of the Units under the Offering is higher than the average per share value of the Common Shares previously issued. Accordingly, investors who purchase Units in the Offering will incur immediate dilution in the pro forma value of their Units. This means that investors that purchase Units will pay a price per Unit that exceeds the average per share value of the Company's previously issued Common Shares. The Company may from time to time issue additional Units or Common Shares, which may result in dilution of existing shareholders if the Units are sold at a price that is less than the average per share value of the Common Shares previously issued.

Outstanding Units issued by the Company over the past year have been awarded to Melandrew Santos — CEO of Co-optrade for services rendered to the company.

ITEM 5. PLAN OF DISTRIBUTION

A maximum of 20,000,000 Units are being offered by the Company. Each Unit comprised of one Common Share. The Common Shares are a new issue from treasury. The Offering will close upon the earlier of (1) the sale of 20,000,000 Units, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company (the “Offering Period”).

The form of Subscription Agreement has been filed as Exhibit 4.1 under Part III of the offering statement pursuant to Regulation A relating to these securities filed with the Securities and Exchange Commission. Subscription amounts received by the Company will be deposited in the Company’s merchant account or bank account, as Item 6 Use of Proceeds to Issuer, which may increase the risk to prospective investors of participating in the Offering. If any prospective Investor’s subscription is rejected, all funds received from such Investor will be returned without interest or deduction.

This Offering is made only pursuant to this Offering Circular and prospective Investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Units. Subject to limitations imposed by applicable securities laws, other materials may be prepared for marketing purposes. The Company may utilize one or more Crowdfunding websites to advertise the Offering to prospective investors. Such websites provide services for posting a profile of the Company. These Crowdfunding websites charge a monthly subscription fee for the services. The Company intends to post the Offering on Crowdfunder, Inc. and EquityNet, LLC and may use other similar websites. The subscription crowdfunding websites do not conduct any diligence or review of companies or deals before parties are permitted to raise funds using the websites. Summary information about the Company and the Offering will be posted on the Crowdfunding sites. Although such materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting consistent disclosure with respect to the Offering of Units, these materials will not give a complete understanding of this Offering, the Company or the Units and are not to be considered part of this Offering Circular. Currently, the company do not use or have any agreements between Crowdfunding websites.

ITEM 6. USE OF PROCEEDS TO ISSUER

Any proceeds reviewed under this Tier 2 offering will be used as follows:

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The principal purposes for which the net proceeds of the Offering are intended to be used is to conduct further work developing the service.  The following table sets forth the Use of Proceeds for three scenarios for funds raised under the Offering.

The ability of the Company to use funds as set forth in the following table is dependent on the amount of funds raised under this Offering. If less than 10,000,000 Units are subscribed for by prospective investors, the Company’s priority for use of funds will be as listed below. On the other hand, if more than 10,000,000 or up to the maximum offering (20,000,000 units) is sold Co-optrade will be able to complete all developing projects and services.

	20,000,000 Units	10,000,000 Units	500,000 Units
Description of use of funds listed in order of priority	Offering $	Offering $	Offering $
Available Funds	20,000,000	10,000,000	500,000
USED FOR
Completion of Social Networking Site (1)	400,000	400,000	50,000
Completion of Social Networking Mobile App(2)	250,000	250,000	200,000
Advertising Six-Months (3)	6,000,000	2,250,000	50,000
Web Operations (4)	2,600,000	800,000	100,000
Establish Office Operations (5)	770,000	350,000	100,000
Cost Total	-10,020,000	-4,050,000	-500,000
Remain Funds (unallocated) (6)	9,980,000	5,950,000	0

Notes:

1.The Company plans to engage existing programmers to complete this work.

2.Key service is to develop social networking site and mobile app.

3.Aggressive marketing and advertising campaigns to target multiple markets.

4.Open modular sales operations in key cities across the world

5.Company plans to open operational office based in San Diego.  To hire the best tech talent and customer service staff are accessible and affordable compared to Silicon Valley. Company is currently using outside contractors to complete and develop the projects. The estimated time frame to finish the project is about 6 to 12 months. The minimum funds necessary to complete the Social networking site is $300,000 and $200,000 for the social networking app. In addition, the minimum estimated cost for a prototype of a Social networking site is $30,000. Estimated cost is based from quotes from web developer companies, agencies, and current contracted programmers that is developing the current software. Although, current contracts have set the cost estimated. Cost and time frame will be not guaranteed because of dependent to contractors finishing social networking software development. Cost and time frame may be more or less. In event of material cost more

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than estimated cost the company may result additional expense to complete the project which may result the risk to lose investor’s stock value or investments.

6.In the event of a full Offering is not subscribed for, the funds raised will be used to pursue the Company goals as best as possible. If sufficient (more than 10,000,000 units) funds are raised from investors, the Company anticipates using a portion of the funds to pay monthly consulting fees for the services of the outside contractors. The consulting fees mentioned is part of the propose office operation funds. The company intends to use the consulting fees within the proposed office and web operations budget therefore these fees will not be in any additional compensation. Furthermore, the company cannot guarantee that it will not have any additional compensation because of the dependency to outside contractors and variation fees. Additional compensation could add expenses which may result to loss of investor’s stock value. In an event of any changes for added compensations investors may be notified via mail, email, text or call.  If the full Offering is subscribed for, the remaining funds will be applied to working capital.

Attention:

The estimated cost is subject to change. The investors may be notified for any changes in the Offering beforehand via mail, email, text or call.

Investors cannot rescind their investment if the Offering changes. However, if the investor made a mistake on the Form of Subscription Agreement, Exhibit 4.1 on the offering circular, Investor only have up to 24 hours to resend the Subscription Agreement. Investors can contact the company via email (connect@co-optrade.com) or by phone number (+1 307-222-5472) to correct their submission and resend their purchase shares.

ITEM 7. DESCRIPTION OF BUSINESS OF CO-OPTRADE

A. Background

Co-optrade was incorporated on August 28, 2017, pursuant to the laws of the state of Wyoming U.S.A. The Company is structured to be a social networking service for entrepreneurs and other interested parties. It will be used to connect these parties online to interact, or trade information and resources so that they may widen their network and different services.

The registered office of Co-optrade is found at 30 N Gould Street Ste 7837, Sheridan, Wyoming 82801 U.S.A.

B. Mission

Our mission is to connect all visionaries, entrepreneurs, and innovators by providing a network that links to different people and sites in one platform. The visionaries, entrepreneurs, and innovators that we aim are entrepreneurs who are adventurous, willing to learn additional information, and wish to further grow themselves and their companies.

We focus on innovators, builders, traders, freelancers, founders, entrepreneurs and other interested parties to exchange ideas and resources for the success of each member of the network. We believe that there is a place for our services between the entrepreneurs and other parties to fill the gap in social media and networking sites. We want to create a social environment with educational tools and connections for the members to thrive together with other successful members.

C. Overview of the Services:

1.Free Users and Tools

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We are dedicated to setting up a platform for thriving online entrepreneurs and interested parties to network. In addition, we strive to give great software tools for educational and technical purposes, as well as for those who are just starting to learn how to be a professional mentor, online trader, freelancer, or entrepreneur. With this platform they can build and grow their skills, network, and credibility.

2.Professional Subscriptions Services

Professional subscriptions are designed to gain students or clients from the website, build credibility, and advertise professionalism.

We designed for:

•Mentors- student list followers

•Online Traders - trading journal

•Start-ups- pitch decks

•Free-lancers- gigs and clients list

All packages include discounts from our potential affiliates, or sponsors. (this means any business or investors that would like to trade services may be use.)

3.Transaction Services

The Entrepreneurs and interested parties consist of various industries but the biggest one is the Finance industry. We understand building and establishing a user's company and network requires different kinds of tools. With our income sharing platform and programs, every company will have an edge to increase sells in their products. Currently, Co-optrade has not entered into such any contracts. The anticipated transaction services are subject to change or improvement due to current stage of software development. If Contracts has been successfully made, these contracts could help hastened the growth or expansion of the company. However, if the company fails to establish any contracts it may cause slow growth and loss to the company that impact the current investors negatively or may lead to stagnant attraction of potential investors.

4.Sponsored Search Links and Database

Paid referrals or links will be featured for sponsors on startups, freelance websites, trading companies, patents, and other sponsored links when searching.

5.Marketing Services and Entrepreneur e-commerce

Even though the social networking site will have a lot tools for marketing. We can give detailed marketing plans based on what kind of products or business the client may have.

We also have informative resources on Start-up marketing plans for those members who wish to take their idea or company public.

Entrepreneur ecommerce is an online market place for entrepreneurs.

D. Market Analysis and Opportunity

Currently, there are a few entrepreneur oriented social networking service websites. Over the years, startup crowdfunding sites, freelancer sites, mobile mini investment apps, business-oriented sites, and other match making business-oriented applications (apps) have been increasing. Co-optrade noticed a gap between these websites and mobile apps. By integrating all those sites, apps, or software tools into one social networking platform we believe we will fill the gap.

Digital Advertising are one of the main sources of income for a social networking service. The Digital Advertising market fuels its growth with targeted website and mobile advertising. The market for web and mobile platforms keeps growing as the years pass. In the United States of America alone, entrepreneurs have spent over one hundred billion

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dollars per year on digital marketing advertisement for web and mobile platforms. According to Statista (www.statista.com), a leading statistic companies on internet their statistics show that there is one hundred billion dollars to compete over within the industry. Through our pricing strategy of pay what you want and market-oriented pricing, we will be competitive, and at the same time aligned with our mission statement which is to connect all entrepreneurs and interested parties. We are planning to target the one percent of that spending, which is approximately, one-billion-dollar revenue per year potential.

E. Development Milestone

1stPhase: Successfully mapped structural layout for web, & app platform: Completed

2ndPhase: Successfully coded of website and app: Completed

3rdPhase: Successfully Beta Test of two apps on Google Play (1) Co-optrade & (2) Co-optalk which include the following functionality: Profile, posting, sharing, live chat & messaging: Completed

•Interim step one: Responsive website portal: Completed

•Interim step two: Parallel apple apps creating

4thPhase: Pre-launch live Beta testing with apps and messenger service integration for both Co-optrade and Co-optalk starting: To be decided

5thPhase: Once Co-optrade and Co-optalk are fully operational if funded starting: To be decided

6thPhase: More functionality & contents including Block Chain & AI, services, servers added starting: To be decided

7thPhase: After successful US market penetration duplicate in top 10 GDP countries starting:

Target: To be decided

F. Marketing Strategy

•Co-optrade may attract business via following strategies:

•Social media outreach

•Hiring marketing influencers

•Strategic alliances

•Blogging

•Longform content method

•Videos

•Newswire service contract

•New Start up applicants contact

E. Use of blockchain and artificial intelligence (AI)

Co-optrade may use Ethereum based block chain or other better block chain application integrated within the platform. The company may use centralize, decentralize or combination of both networks when blockchain is implemented on the platform.

Block chain technology allows the following:

•Secure user data and network through encrypted security

•Avoid fraudulent impression (software program generated viewers or click) for advertiser

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•Enhance verification of people and companies

•Provide supply management transparency

AI technology allows the following:

•Enhanced connectivity to find users

•Improved user experience without additional programming

•Enhanced social media marketing efficiency and virtual assistance

F. Employees

The Company employs no full-time persons and, now works with outside contractors.

G. General Development of the Business

1. Long Term Objectives

The Company’s long-term objective is to establish Co-optrade as the leading international entrepreneur connecting company, targeting hundreds of industries and sectors globally, in multiple languages, by providing social media and networking services.

2. Short Term Objectives

The Company’s short-term objectives are to complete the development of the website and mobile application for our social media and social networking services. We will also establish Co-optrade as the prominent social networking service for entrepreneurs and interested parties on our country, United States of America.

ITEM 8. DESCRIPTION OF PROPERTY

The company has no property or equipment except for the propriety software (Co-optrade android app, Co-optalk android app and Co-optrade social networking portal).

ITEM 9. MANAGEMENT’S DISCUSSION AND ANALYSIS (MD&A)

A. MD&A for the Year Ended, Dec 31, 2017 & 2018 and most recent GAAS audit ended Feb 28, 2019

The following discussion is management’s analysis of Co-optrade’s (the “Company” or “Co-optrade”) operating and financial data for the year ended, Dec 31,  2017 & 2018 and period ended Feb 28, 2019 as well as management’s estimates of future operating and financial performance based on information currently available. It should be read in conjunction with the audited consolidated financial statements and notes for the year ended December 31, 2017 & 2018 and until to Feb 28, 2019.

This Management’s Discussion and Analysis (“MD&A”) was prepared as of September 30, 2018 and until to Feb 28, 2019. Added information relating to Co-optrade can be found at Financial Statements Section.

B. Material forward-looking statements

This MD&A contains forward-looking information as contemplated by USA SEC securities regulators, known as forward-looking statements. All estimates and statements that describe the Company’s objectives, goals or future plans are forward-looking statements. Readers are cautioned that the forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements.

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The Company will issue updates where actual results differ materially from any forward-looking statement previously disclosed.

C. Responsibility of management

The preparation of the financial statements, including the accompanying notes, is the responsibility of management. Management has the responsibility of selecting the accounting policies used in preparing the financial statements. In addition, management’s judgment is required in preparing estimates contained in the financial statements.

D. 2017 overview

The Company’s main activities during the 2017 period were evaluating the potential for the social networking site and App, developing them, planning the advertising, and working to organize the requisite funding.

As of Feb 28, 2019, the Company issued 8,100,000 shares to the Company’s founders at a price of $0.001 per share in exchange for service rendered to the company. No previous shares have been sold in exchange for profit.

E. Commitments

The Company has the following commitments for the next 12-month period: None

F. Internal controls over financial reporting

Internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of financial statements in compliance with GAAP. The Company’s internal control over financial reporting includes policies and procedures that:

•pertain to the maintenance of records that accurately and fairly reflect the transactions of the Company;

•provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP;

•ensure the Company’s receipts and expenditures are made only in accordance with authorization of management and the Company’s directors; and

•provide reasonable assurance regarding prevention or timely detection of unauthorized transactions that could have a material effect on the annual or interim financial statements. There were no changes in the Company’s business activities during the year-ended September 30, 2018 and until Feb 28, 2019 that have materially affected, or are likely to materially affect, its internal controls over financial reporting.

G. Limitations of controls and procedures

The Company’s management, believe that any disclosure controls and procedures or internal control over financial reporting, no matter how well conceived and operated, can provide only reasonable and not absolute assurance that the objectives of the control system are met.

Further, the design of a control system reflects the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, they cannot provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been prevented or detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by unauthorized override of the control. The design of any systems of controls is also based in part upon certain assumptions about the likelihood of future events,

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and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Accordingly, because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

H. Contingent liabilities

The Company has no contingent liabilities.

I. Capital management

The Company’s objectives in managing its capital will be:

•To have sufficient capital to ensure that the Company can continue to meet its commitments with respect to its development project and to meet its day to day operating requirements in order to continue as a going concern; and

•To provide a long-term adequate return to shareholders.

•The Company’s capital structure is comprised of working capital deficit and shareholders’ equity.

•Co-optrade is a development stage technology company which involves a high degree of risk. The Company has not determined whether it will earn revenue from its sales and therefore generate cash flow from operations. The Company’s primary source of funds will come from the issuance of capital stock.

•The Company’s policy is to invest its excess cash in highly liquid, fully guaranteed, bank sponsored instruments.

•The Board of Directors does not establish quantitative return on capital criteria for management but rather relies on the expertise of the Company’s management to sustain future development of the Company.

•During the next twelve months, the company intends to fund its operation through its working capital and the sale of equity through Regulation A, Tier 2 offering. If all required propose Maximum Offering amount (20,000,000 units) are met Co-optrade may proceed as planned to complete the Social Networking Site and Mobile App. We may not need to raise additional funds in the next six months to implement our plans of operation.

J. Additional information

Additional information relating to the Company can be found on Co-optrade’s website: www.co-optrade.com.

1. Commitments

The Company may enter into advertising contracts during 2019-2020. These contracts will be negotiated in the normal course of operations and will be measured at the exchange amount which is the amount of consideration established and agreed by the parties and will reflect the values that the Company would transact with arm’s length parties.

The Company has the following commitments for the next 12-month period: None

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2. Outstanding share data

Feb 28, 2019
Common Shares Issued and Outstanding	8,100,000

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS AND KEY PERSONNEL

NAME	POSITION	AGE	START OF TERM OF OFFICE	Approximate hours per week for part-time personnel
Melandrew Santos	CEO, Director	28	August 2017	32 or more
Hazel Grace Arcallana	Secretary	26	September 2017	15 or more
Chujun Zhang	Director of e-commerce	26	May 2018	5 or more

A. Officers

1. Melandrew Santos:  CEO

Melandrew Santos is our founder and has served as our CEO on August 2017.  He finished his Associates Degree credentials on Electronics Engineering at Mapua University and bachelor’s degree on Business Management at University of Phoenix. His specific employment during the past 5 years as follows:

•2011-2013

Studied full-time at University of Phoenix, San Diego Campus at the same time worked as Retail Clerk and then promoted to a Merchandiser for Seafood City Company.

•2014-2015

Worked as Financial Analyst for Insured Financial Solutions Company

•2016

Contracted to Work for California Department of Food and Agriculture as Agricultural Aide after the contract and Joined United States Airforce Reserve for Military Training as an Airman Basic.

•2017-2018 Contracted to work as Comptroller Document Specialist by Vastec for United States Navy.

2. Hazel Grace Arcallana: Secretary

Hazel is one of our Co-founder and has served as our Secretary on September 2017. She finished her Associate in Business and currently finishing her bachelor’s degree on San Diego State University.  Her specific employment during the past 5 years as follows:

•2012- 2014

Worked as Integrated Circuit Technician at Kyocera America Inc and Marketing Associate externship at Stewart Estate.

•2014-Present Front-end employee at Tastea

B. Board of Directors

1. Chujun Zhang

Chujun served as our Director of E-commerce around November 2018.  She is a current multiple retail physical and online owner. Her specific self-employment during past 5 year as follows

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•2012- Present

Business owner and managing the Jade company based on Mexico

As of this moment there are two Board of Directors the CEO Melandrew Santos and Chujun Zhang. Due to this reason, the both directors will be responsible in making decision that they may see fit for Co-optrade. This may change as Co-optrade grows.

The lack of independent directors is due to the fact that there is only one non-independent director CEO Director, Melandrew Santos and one independent director, Chujun Zhang. The lack of independent directors on board may result to a possible of conflict of interest on the potential decision making for the company. Co-optrade Directors understand the role of any director is to scrutinize the highest decision making within the company and consistent with enhancing shareholder value. Co-optrade believes diversity of independent and non-independent board of directors may help to potential major challenges to the function and decision-making therefore the Company intends to add potential Directors on Board.

C. Personal Bankruptcies

No director or executive officer of the Company within the past ten years, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or became subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of that person.

D. Bankruptcies

No director or executive officer of the Company, within the five years prior to the date of this Offering Circular, has been an executive officer of any company that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

Note: As of now the Company is not paying any Officers, Directors, or potential Employees. The company is relaying on outside contractors to run the company and finish the software development. Company may use stocks as part of payment for Officers, Director, Employees, or Outside contractors as service rendered to the company. Issuing stocks for service rendered dilutes the company’s stock which affects the calculation of Earnings per share (EPS) of the potential shareholder or investors. Company’s current and/or potential Officers, Directors, or employees may or may not intend to subscribe to the offering which results to dilute company’s stock which affects the EPS of the potential shareholder or investors.

The company has not concluded any anticipated annual compensation for current and/or potential Officers, Directors, or Employees.  The company is currently planning the annual compensation. The anticipated annual compensation will be dependent from the amount of funds will be raise on this offering and the proposed budget located at Item.6 of the offering under Use of Available Funds- Office and Web operations. The company may notify potential investors via mail, email, text, or call when the calculation of anticipated annual compensation is completed.

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ITEM 11. COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Name	Capacities in which compensation was received ($)	Cash Compensation ($)	Other Compensation ($)	Total Compensation ($)
Melandrew Santos	0	0	0	0
Hazel Grace Arcallana	0	0	0	0
Chujun Zhang	0	0	0	0

Note: There no money compensation has been issued to the officers and directors of this company except company shares. Currently there are no compensation plan in place.  Any proposed compensation plan will be determined in the future.

ITEM 12. SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

Common Shares of the Company beneficially owns more than 10% of any class issuer’s voting securities:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial ownership	Percent of Class
Common Shares	Melandrew Santos, CEO and Director 3190 Bonita Road Chula Vista CA, 91910	5,900,000	73%
Common Shares	Hazel Arcallana, Secretary 863 La Sends Way Chula Vista CA, 91910	1,000,000	12%
Common Shares	Craig Candelore 940 C Street San Diego CA, 92101	1,200,000	15%

Note:

There are no Officers or Directors paid since the conception of Co-optrade on August 2017.

ITEM 13. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Note: Not applicable

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ITEM 14. SECURITIES BEING OFFERED

A. Units

This Tier 2 offering is selling the Common Shares such as an “accredited investors” as term defined in Regulation D under Securities Act of 1933 and no sale may be made to persons on this offering who are “not accredited investors” if the aggregated price is more than 10% greater than investor’s annual income or net worth. The Common Shares issued to investors under this Offering Circular are subject to any trading restrictions under SEC regulations.

B. Restriction on Trading

Resale of the Common Shares will be subject to resale restrictions until after a six-month hold period has expired. Until the restriction on trading expires, investors will not be able to trade the Common Shares. The six-month hold period commences on the date of a closing of the sale of Units to the investor under this Offering Circular.

C. Common Shares

Shareholders are entitled to receive notice of and to attend and vote at all meetings of shareholders of the Company, except meetings of holders of another class of shares. The sole class of shares currently issued by the Company is Common Shares. Each Common Share shall entitle the holder thereof to one vote. Subject to the preferences accorded to holders of any other shares of the Company ranking senior to the Common Shares, shareholders are entitled to dividends if, as and when declared by the Board of Directors. In the event of the liquidation, dissolution or winding up of the Company, the holders of Common Shares, subject to the preferences accorded to any other shares of the Company ranking senior to the Common Shares, are entitled to share equally, share for share, in any remaining assets of the Company.

The liability of a shareholder of Common Shares is limited to the subscription amount paid by such shareholder for the shares and there are no other financial obligations to which a shareholder is or may be subject.

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Part F/S: FINANCIAL STATEMENTS

INDEPENDENT AUDITOR'S REPORT

March 26, 2019

To: Board of Directors, Co-optrade
Attn: Melandrew Santos

Re: Financial Statement Audit
Year Ending December 31, 2017, December 31, 2018 and February 28, 2019

We have audited the accompanying financial statements of Co-optrade, (a corporation organized in the State of Wyoming) (the "Company"), which comprise the balance sheet as of December 31, 2017, December 31, 2018 and February 28, 2019 and the related statements of income, retained earnings, and cash flows for the period ending December 31, 2017, December 31, 2018 and February 28, 2019

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2017, December 31, 2018 and February 28, 2019 and the results of its operations and its cash flows for the period ending December 31, 2017, December 31, 2018 and February 28, 2019 in accordance with accounting principles generally accepted in the United States of America.

www.mhbkpg.com michelleh@mhbkpg.com
6225 Acorn Street, #48
San Diego, CA 92115
619-577-8338

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MH BKPG
MICHELLE HITCHCOCK BOOKKEEPING

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has not generated any revenues from its planned operations in 2017. Considering these factors, there exists substantial doubt as to whether the Company can continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty and we provide no opinion at this time about whether the Company will be successful in its plans to continue as a going concern.

Sincerely,

Michelle Hitchcock
Owner, Independent Auditor
San Diego, California

www.mhbkpg.com michelleh@mhbkpg.com
6225 Acorn Street, #48
San Diego, CA 92115
619-577-8338

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CO-OPTRADE

BALANCE SHEET

FROM THE INCEPTION (AUG 28, 2017) TO THE PERIOD END FEB 2019

‘Audited financial statements’

	Dec 31, 17	Dec 31, 18	Feb 28, 19
ASSETS
Current Assets
Checking/Savings
Navy Fed Checking [1710]	124.61	0.72	1.00
Navy Fed Savings [2555]	105.06	64.33	64.35
Total Checking/Savings	229.67	65.05	65.35
Total Current Assets	229.67	65.05	65.35
TOTAL ASSETS	229.67	65.05	65.35
LIABILITIES & EQUITY
Equity
Owners Investments	5,0005.00	4,199.67	305.05
Net Income	-4,775.33	-4,134.62	-239.70
Total Equity	229.67	65.05	65.35
TOTAL LIABILITIES & EQUITY	229.67	65.05	65.35

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CO-OPTRADE

PROFIT & LOSS

FROM THE INCEPTION (AUG 28, 2017) TO THE PERIOD END FEB 2019

‘Audited financial statements’

	Aug 28 - Dec 31, 17	Jan - Dec 31, 18	Jan – Feb 28, 19
Ordinary Income/Expense
Expense
Bank Services Charges	--	-0.11	--
Business Fees	300.00	110.00	--
Financial Consultation	300.00	--	--
Dues and Subscription	--	14.95	--
Investment & Stock Expenses	950.00	2,239.00	135.00
Meals and Entertainment	--	6.50	--
Office Supplies	6.45	--	--
Postage & Delivery	256.03	405.15	--
Professional Fees
Accounting	105.00	--	--
Consultation Fees	1,700.00	1,021.31	--
Legal Fees	49.00	--	--
Web & App Consultation Fees	1,025.00	181.00	--
Writing Services	84.00	--	--
Total Professional Fees	2,963.00	1,202.31	--
Telephone Expense	--	157.18	104.72
Total Expense	4,775.48	4,134.98	239.72
Net Ordinary Income	-4,775.48	-4,134.98	-239.72
Other Income/Expense
Interest Income	0.15	0.36	0.02
Total Other Income	0.15	0.36	0.02
Net Other Income	0.15	0.36	0.02
Net Income	-4,775.33	-4,134.62	-239.70

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CO-OPTRADE

STATEMENTS OF SHAREHOLDERS

ALL TRANSACTIONS

FROM THE INCEPTION (AUG 28, 2017) TO THE PERIOD END FEB 2019

‘Audited financial statements’

Type	Date	#	Adj.	Clr.	Split	Debit	Credit	Balance
Total Company Shares
General Journal	08/28/17	1	*	X	Opening Balance Equity	8,100,0000		8,100,000
General Journal	11/29/18	5	*		Hazel Grace Arcallana		500,000	7,600,000
General Journal	11/29/18	6	*		Hazel Grace Arcallana		500,000	7,100,000
General Journal	01/07/19	4	*		Craig Candelore		100,000	7,000,000
General Journal	02/20/19	3	*		Melandrew Santos		5,900,000	1,100,000
General Journal	02/20/19	7	*		Craig Candelore		1,100,000	0
Total Total Company Shares						8,100,0000	8,100,000	0
TOTAL						8,100,000	8,100,000	0

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CO-OPTRADE

NOTES TO THE FINANCIAL STATEMENTS

FEB 28, 2019

NOTE 1 - ORGANIZATION

Organization

Co-Optrade Inc. (the "Company") was incorporated pursuant to the laws of the State of Wyoming and began operations on August 28, 2017 (Inception). The Company is structured to be a social networking service for entrepreneurs and other interested parties. It will be used to connect these parties online to interact or trade information and resources so that they may widen their network and different services.

Our mission is to connect all visionaries, entrepreneurs, and innovators by providing a network that links to different people and sites in one platform. The visionaries, entrepreneurs, and innovators that we aim are entrepreneurs who are adventurous, willing to learn new information, and wish to further grow themselves and their companies.

We focus on innovators, builders, traders, freelancers, founders, entrepreneurs and other interested parties to exchange ideas and resources for the success of each member of the network. We believe that there is a place for our services between the entrepreneurs and other parties to fill the gap in social media and networking sites. We desire to create a social environment with educational tools and connections for the members to thrive together with other successful members. The business has had no revenues to date.

The Company has established a fiscal year end of September 30.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statement presented in this report is of Co-optrade

The Company maintains its accounting records on a cash basis in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP").

The financial statement presents the Balance Sheet, Statements of Operations, Shareholders' Deficit and Cash Flows of the Company. These financial statements are presented in United States dollars. The accompanying audited financial statement has been prepared in accordance with U.S. GAAP. All adjustments which are, in the opinion of management, necessary for a fair presentation of the results of operations for the interim periods have been made and are of a recurring nature unless otherwise disclosed herein.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Going Concern

The Company's financial statements are prepared using the cash method of accounting in accordance with accounting principles generally accepted in the United States of America, and have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The Company has an accumulated deficit of  $ 9,149.65 as of February 28, 2019. The Company will be dependent upon the raising

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of additional capital through placement of our common stock in order to implement its business plan. There can be no assurance that the Company will be successful in order to continue as a going concern. The Company is funding its initial operations by issuing common shares. We cannot be certain that capital will be provided when it is required.

Concentration of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, are cash and cash equivalents. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of FDIC insurance limits.

Lease Commitments

Co-optrade Inc. has no lease commitments.

Fair Value of Financial Instruments

The Company adopted Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 820 on August 28,2017. Under this FASB, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

The Company has various financial instruments that must be measured under the new fair value standard including cash, convertible notes payable, accrued expenses, promissory notes payable, accounts receivable and accounts payable. The Company's financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. The fair value of the Company's cash is based on quoted prices and therefore classified as Level 1.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

Cash reported on the balance sheet are estimated by management to approximate fair market value due to their short-term nature.

The Company has had no transfers between levels of its assets or liabilities as of September 30, 2017.

Income Taxes

The Company has no income tax obligations as of September 30, 2017, due to the Company having no profits from operations in its first fiscal period.

Stock Based Compensation

In December of 2004, the FASB issued a standard which applies to transactions in which an entity exchanges its equity instruments for goods or services and also applies to liabilities an entity may incur for goods or services that are based on the fair value of those equity instruments. For any unvested portion of previously issued and outstanding awards,

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compensation expense is required to be recorded based on the previously disclosed methodology and amounts. Prior periods presented are not required to be restated. We adopted the standard as of inception. The Company has not issued any stock options to its Board of Directors and officers as compensation for their services. If options are granted, they will be accounted for at a fair value as required by the FASB ASC 718.

Net Loss per Share

The Company adopted the standard issued by the FASB, which requires presentation of basic earnings or loss per share and diluted earnings or loss per share. Basic income (loss) per share ("Basic EPS") is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share ("Diluted EPS") are similarly calculated using the treasury stock method except that the denominator is increased to reflect the potential dilution that would occur if dilutive securities at the end of the applicable period were exercised. During the period from Inception to February 28, 2019, as the Company reported a net loss from operations, the diluted shares outstanding excludes the effective of dilutive securities due to the anti-dilutive effect. Because the Company did not have any potentially dilutive securities, there was no difference between the basic and diluted net loss per share.

Recent Accounting Pronouncements

In June 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-12, Compensation – Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. The new guidance requires that share-based compensation that require a specific performance target to be achieved in order for employees to become eligible to vest in the awards and that could be achieved after an employee completes the requisite service period be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant-date fair value of the award. Compensation costs should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. If the performance target becomes probable of being achieved before the end of the requisite service period, the remaining unrecognized compensation cost should be recognized prospectively over the remaining requisite service period. The total amount of compensation cost recognized during and after the requisite service period should reflect the number of awards that are expected to vest and should be adjusted to reflect those awards that ultimately vest. The requisite service period ends when the employee can cease rendering service and still be eligible to vest in the award if the performance target is achieved. This new guidance is effective for fiscal years and interim periods within those years beginning after December 15, 2015. Early adoption is permitted. Entities may apply the amendments in this Update either (a) prospectively to all awards granted or modified after the effective date or (b) retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements and to all new or modified awards thereafter. The adoption of ASU 2014-12 is not expected to have a material impact on our financial position or results of operations.

In June 2014, the FASB issued ASU No. 2014-10: Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation, to improve financial reporting by reducing the cost and complexity associated with the incremental reporting requirements of development stage entities. The amendments in this update remove all incremental financial reporting requirements from U.S. GAAP for development stage entities, thereby improving financial reporting by eliminating the cost and complexity associated with providing that information. The amendments in this Update also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. The amendments to eliminate that exception simplify U.S. GAAP by reducing avoidable complexity in existing accounting literature and improve the relevance of information provided to financial statement users by requiring the application of the same consolidation guidance by all reporting entities. The elimination of the exception may change the consolidation analysis, consolidation decision, and disclosure requirements for a reporting entity that has an interest in an entity in the development stage. The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively. For public companies, those amendments are effective for annual reporting

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periods beginning after December 15, 2014, and interim periods therein. Early adoption is permitted. The adoption of ASU 2014-10 is not expected to have a material impact on our financial position or results of operations.

NOTE 3 – CAPITAL STOCK

The Company's authorized capital is 75,000,000 common shares with a par value of $0.001 per share.

As February 28, 2019, the Company awarded 8,100,000 founder’s shares for service rendered payment . As a result, the Company recorded the $0 value compensation to share subscriptions payable as founder shares compensation.

We have accounted for stock-based compensation under the provisions of FASB Accounting Standards codification (ASC) 718-10-55. (Prior authoritative literature: FASB Statement 123 (R), Share-based payment.) This statement requires us to record any expense associated with the fair value of stock-based compensation. Determining fair value requires input of highly subjective assumptions, including the expected price volatility. Changes in these assumptions can materially affect the fair value estimate.

NOTE 4 - RELATED PARTY TRANSACTIONS

Common Stock

As February 28, 2019, the Company awarded 8,100,000 founder’s shares for service rendered payment compensation. As a result, the Company recorded the $0 value compensation to share subscriptions payable as founder shares compensation.

As of February 28, 2019, the Company has not granted any stock options or issued any common shares.

NOTE 5 – INCOME TAXES

The Company accounts for income taxes under standards issued by the FASB. Under those standards, deferred tax assets and liabilities are recognized for future tax benefits or consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be realized through future operations.

No provision for federal income taxes has been recorded due to the Company having no profits from operations in its first fiscal period. The actual income tax provisions do not differ from the expected amounts, which is none.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

None

NOTE 7 – SUBSEQUENT EVENTS

 As of the date of this filing, there are no additional subsequent events which require additional disclosure.

There are no any pending litigation, action or proceeding to which the Issuer is a party and that material affects it’s business or assets and any litigation, action, or proceeding known to be contemplated by governmental authorities.

NOTE 8 - ISSUER’S PROPERTY AND EQUIPMENT

There are no properties and equipment’s registered under the company’s name.

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PART III EXHIBITS

ITEM 16. INDEX TO EXHIBITS AND ITEM 17. DESCRIPTION OF EXHIBITS

Number 2.1 2.2 3.1 4.1 11.1 12.1

Exhibit

Articles of Incorporation

By Laws

Founder Shares Subscription Agreement for

Melandrew Santos dated October 2, 2017

Form of Subscription Agreement

Consent of Independent Accounting Service

Legal Opinion of Jackson L. Morris, ESQ.

SIGNATURES

Pursuant to the requirements of Regulation A, the Issuer certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chula Vista, CA, U.S.A., on March 28, 2019.

Co-optrade

/s/Melandrew Santos (signed) “Melandrew Santos”	/s/ Hazel Grace Arcallana (signed) “Hazel Grace Arcallana”
Chief Executive Officer Chief Financial Officer	Secretary

On behalf of the Board of Directors

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